UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

October 1, 2021

Codiak BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39615	47-4926530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(Address of principal executive offices and zip code)

(617) 949-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CDAK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On October 1, 2021, Sarepta Therapeutics, Inc. (“Sarepta”) notified Codiak BioSciences, Inc. (the “Company”) that it was terminating early the two-year Research License and Option Agreement, effective June 17, 2020, between Sarepta and the Company (the “Agreement”). The notice was given pursuant to Section 11.2 of the Agreement, which provides that Sarepta could terminate the Agreement for any reason or no reason at any time upon 60 days’ prior written notice to Codiak. The termination will be effective as of December 3, 2021.

As previously disclosed, the Agreement focused on the use of exosomes for non-viral delivery of AAV, gene-editing and RNA therapeutics to address five agreed targets associated with neuromuscular diseases. Pursuant to the Agreement, the Company received funding to conduct collaborative research and Sarepta had options to enter into exclusive, worldwide licenses for each of the agreed targets to develop, commercialize and manufacture therapeutic candidates developed using the Company’s engEx Platform. Under the terms of the Agreement, the Company received up-front and non-refundable cash payments totaling $10.0 million, consisting of a $7.0 million up-front payment and a $3.0 million up-front research services prepayment.

Under the terms of the Agreement, the Company granted to Sarepta a non-exclusive, royalty-free, worldwide license, with a limited right to sublicense, to use certain intellectual property of the Company in the conduct of activities for which Sarepta was responsible under the Agreement. The Company also granted to Sarepta an option to obtain an exclusive, worldwide, sublicensable license to use certain intellectual property of the Company for the development, manufacturing and commercialization of exosome therapeutic candidates directed to one or more of the five agreed targets. As a result of the termination, each of the license and option granted to Sarepta shall terminate in its entirety, according to the terms of the Agreement, and the Company shall regain all rights previously granted to Sarepta.

A copy of the Agreement was filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1, filed on September 9, 2020. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the copy of the Agreement filed as Exhibit 10.15 to the Registration Statement on Form S-1, filed on September 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2021	Codiak BioSciences, Inc.

	By:	/s/ Douglas E. Williams
	Name:	Douglas E. Williams, Ph.D.
	Title:	Chief Executive Officer and President